UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)    September 15, 1995
                                                   -----------------------


                                BALL CORPORATION
               -------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Indiana
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


             1-7349                               35-0160610
     ------------------------          ---------------------------------
     (Commission File Number)          (IRS Employer Identification No.)



                  345 South High Street, Muncie, IN 47307-0407
               -------------------------------------------------
             Address of principal executive office)     (Zip Code)


    Registrant's telephone number, including area code    (317) 747-6100
                                                        ------------------

                                BALL CORPORATION
                                    FORM 8-K
                            Dated September 29, 1995


Item 2.  Acquisition or Disposition of Assets.

On September 15, 1995, Ball Glass Container Corporation, a Delaware corporation ("Ball Glass") and wholly-owned subsidiary of Ball Corporation, an Indiana corporation ("Ball"), sold substantially all of its assets (representing Ball's glass food and beverage container manufacturing business) to Ball-Foster Glass Container Corporation, a Delaware limited liability company ("Ball-Foster") for an aggregate purchase price of approximately $320 million in cash, subject to adjustment in certain circumstances. Ball-Foster is a newly formed Delaware limited liability company. Ball indirectly owns 42 percent of the interests of Ball-Foster while 58 percent of the ownership interests of Ball-Foster are owned, indirectly, by Company de Saint-Gobain, a French corporation ("Saint-Gobain"). The assets of Ball Glass were acquired by Ball-Foster pursuant to an Asset Purchase Agreement dated as of June 26, 1995, among Ball-Foster, Ball Glass and Ball (the "Ball Glass Purchase Agreement"). For a complete description of the terms of the Ball Glass Purchase Agreement, reference is made to such agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference. Concurrently with the disposition of the assets of Ball Glass, Ball Glass contributed $180.6 million to Ball-Foster in respect of its ownership interest in Ball-Foster.

Concurrently with the above-described transactions, Ball-Foster acquired substantially all of the assets of the Foster Forbes glass division ("Foster Forbes") of American National Can Company, a subsidiary of Pechiney, S.A., a French corporation, for an aggregate purchase price of $680 million in cash, subject to adjustment in certain circumstances.

In connection with the formation of Ball-Foster, indirect subsidiaries of Ball and Saint-Gobain entered into a Limited Liability Company Agreement, dated as of June 26, 1995 (the "LLC Agreement"). The LLC Agreement provides, among other things, for the governance and management of Ball-Foster, distributions to members and funding of capital requirements in certain circumstances, restrictions on transfer and rights of first refusal with respect to certain transfers of members' interests, certain put and call rights with respect to Ball's interest in Ball-Foster and certain registration rights under Federal and state securities laws with respect to Ball's interest in Ball-Foster. For a complete description of the terms of the LLC Agreement, reference is made to such agreement, which is filed herewith as Exhibit 2.2 and incorporated herein by reference.

Financing for the acquisitions of the assets of Ball Glass and Foster Forbes by Ball-Foster was provided through capital contributions of Ball and Saint-Gobain of $180.6 million and $249.4 million, respectively, and through a $400 million term loan facility and a $245 million revolving credit facility provided to Ball-Foster by Saint-Gobain. The assets acquired by Ball-Foster had been used by Foster Forbes and Ball Glass in the business of manufacturing glass food and beverage containers and are expected to continue to be used in such business after the closing of the acquisitions described above.

Ball estimates that it will incur a charge of up to $75 million after tax (up to $2.50 per share) in the third quarter of 1995 in connection with the sale of the assets of Ball Glass. The actual amount of the charge may vary depending on the resolution of certain post-closing adjustments and other matters relating to the transaction.

Item 7.  Financial Statements and Exhibits.

   (a)   Financial statements of businesses acquired.

         It is impracticable at this time to provide the audited historical financial statements of Ball Glass Container Corporation and the Foster-Forbes glass operations of American National Can as required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, audited financial statements for the fiscal years ending December 31, 1993 and 1994 and unaudited interim financial statements will be filed by amendment to this Form 8-K as soon as practicable but no later than November 30, 1995.

   (b)   Pro forma financial information.

         It is impracticable at this time to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable but no later than November 30, 1995.

   (c)   Exhibits.

         2.1      Asset  Purchase  Agreement  dated June 26, 1995 among  Foster
                  Ball,  L.L.C,  Ball  Glass  Container   Corporation  and  Ball
                  Corporation.

         2.2 Foster Ball, L.L.C. Amended and Restated Limited Liability Company Agreement dated June 26, 1995 among Saint-Gobain Holdings I Corp., BG Holdings I, Inc. and BG Holdings II, Inc.

        99.1      Press   Release  dated  September 18,  1995  issued  by   Ball
                  Corporation.

                  See Exhibit Index.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BALL CORPORATION
(Registrant)


By:      /s/ R. David Hoover
         -----------------------
         R. David Hoover
         Executive Vice President and
              Chief Financial Officer

Date:      September 27, 1995
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
                                BALL CORPORATION
                                    FORM 8-K
                            Dated September 29, 1995

                                 EXHIBIT INDEX

Exhibit                    Description

EX-2.1 Asset Purchase Agreement dated June 26,1995 among Foster Ball, L.L.C., Ball Glass Container Corporation and Ball Corporation. Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

EX-2.2 Foster Ball, L.L.C. Amended and Restated Limited Liability Company Agreement dated June 26, 1995 among Saint-Gobain Holdings I Corp., BG Holdings I, Inc. and BG Holdings II, Inc. Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

EX-99.1           Press   Release  dated  September 18,  1995  issued  by   Ball
                  Corporation.